UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

SILICON STORAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1171 Sonora Court Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Due to the inability of Silicon Storage Technology, Inc. to file our periodic reports with the Securities and Exchange Commission during 2007, we were not able to issue any shares of common stock pursuant to our Registration Statement on Form S-8 until January 2008. As a result, certain stock options held by our employees expired unexercised on the ten year anniversary of their date of grant. On May 29, 2008, the Compensation Committee of the Board of Directors determined to grant each employee whose stock option expired during this period a fully-vested stock bonus award with an economic value approximately equal to the intrinsic value of their stock option on the expiration date, measured as the closing price of our common stock as reported on the NASDAQ Global Market less the exercise price. Michael Briner, our Senior Vice President, Application Specific Product Group, was granted a fully-vested stock bonus of 77,458 shares of common stock. No other executive officer was granted a stock bonus. The form of stock bonus agreement is filed as Exhibit 10.17 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description
10.17	Form of Stock Bonus Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated June 4, 2008

SILICON STORAGE TECHNOLOGY, INC.

By:	/s/ BING YEH
Bing Yeh President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.17	Form of Stock Bonus Agreement.